UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2009

AMERICAN BIO MEDICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY		12106
Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code:  518-758-8158

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On May 19, 2009, American Bio Medica Corporation (the “Company”) received a notice from First Niagara Bank (“First Niagara”). The notice was related to a Letter Agreement (the “Letter”), dated May 6, 2009, amending the Company’s Forbearance Agreement, dated March 12, 2009, with First Niagara (See Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission on March 18, 2009 and May 8, 2009).

The Letter required the Company to produce to First Niagara, on or before May 15, 2009, a legally binding and executed commitment letter from a bona-fide third party lender setting forth the terms of a full refinancing of the Company’s Line of Credit through First Niagara, to close on or before June 1, 2009. The Company has not received a binding commitment letter from its prospective third party lender (the “Lender”); however, the Company was able to provide First Niagara with a letter from the Lender in which they requested an additional deposit in order to “continue the preparation of documents” in connection with a proposed line of credit facility. Furthermore, the Company informed First Niagara that it has had conversations with the Lender in which the Lender informed the Company that they had received the necessary internal approvals to document the proposed refinancing of the line of credit.

The Company requested that First Niagara accept the information set forth in the previous paragraph in lieu of a commitment letter, and First Niagara has agreed to accept such information and will not require a commitment letter. All other terms of the Forbearance Agreement and the Letter remain in full force and in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse Vice President & Chief Compliance Officer Corporate Secretary

Dated: May 20, 2009